Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 105 to the Registration Statement on Form N-1A (the "Registration Statement") of Scudder Investment Trust, comprised of Scudder Dividend and Growth Fund, Scudder Real Estate Investment Fund and Scudder S&P 500 Index Fund, of our reports dated February 12, 1999, February 12, 1999 and February 5, 1999, respectively, on the financial statements and financial highlights appearing in the December 31, 1998 Annual Reports to the Shareholders of Scudder Dividend and Growth Fund, Scudder Real Estate Investment Fund and Scudder S&P 500 Index Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the headings "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 15, 1999